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                                                                      Exhibit 21

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

      Name of Entity                                Jurisdiction of Organization                      Ownership Interest
      ------------------------------------------------------------------------------------------------------------------
      Eagle Bancorp, Inc. - Registrant                        Maryland
         EagleBank                                            Maryland                                        100%
             Eagle Land Title, LLC                            Maryland                                        100%
      Bethesda Leasing LLC                                    Maryland                                        100%
